KRAMER LEVIN NAFTALIS & FRANKEL LLP
                               919 THIRD AVENUE
                         NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-9100                                           47, Avenue Hoche
   FAX (212) 715-8000                                              75008 Paris
                                                                     France

                               September 30, 2002





Conestoga Funds
Five Tower Bridge
300 Barr Harbor Drive, Suite 560
W. Conshohocken, PA  19428

            Re:   Conestoga Funds - Pre-Effective Amendment
                  No. 1 to Registration Statement on Form N-1A
                  --------------------------------------------

Gentlemen:

            We consent to the reference to our Firm as counsel in Pre-Effective Amendment No. 1 to the Conestoga Funds' Registration Statement on Form N-1A.

                                Very truly yours,

                                /s/ Kramer Levin Naftalis & Frankel LLP